Form for Directors                                     Exhibit 10.29
PROPETRO HOLDING CORP.
2020 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the ProPetro Holding Corp. 2020 Long Term Incentive Plan, as amended from time to time (the “Plan”), ProPetro Holding Corp. (the “Company”) hereby grants to the individual listed below (“you” or “Director”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Director:	[________________]
Date of Grant:	[________________]
Total Number of Restricted Stock Units:	[________________]
Vesting Schedule:	Subject to the terms of the Agreement, the Restricted Stock Units shall vest [________________].
Electronic Signature:
    The Grant Notice may be executed by Director and the Company by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. By Director’s electronic or digital signature, Director: (i) agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement; (ii) acknowledges that he or she has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement; (iii) hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement; and (iv) represents that his or her spouse, civil union partner or registered domestic partner (to the extent applicable) has reviewed and consented to the terms and conditions of this Grant Notice, the Plan and the Agreement. The Director will indemnify and hold harmless the Company and its affiliates, successors and assigns, from and against any and all claims, liabilities, obligations, damages, losses, costs and expenses whatsoever (including reasonable attorney’s fees and disbursements) arising out of or resulting from any and all claims, liabilities, obligations, damages, losses, costs and expenses, claimed or demanded by any current or former spouse, civil union partner or registered domestic partner of the Director and arising of or resulting from this Grant Notice, the Plan, the Agreement or any grants awarded thereunder.
US 7729140v.1

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between ProPetro Holding Corp., a Delaware corporation (the “Company”), and [__________________] (“Director”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of Director’s past and/or continued service to the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to Director the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock or, at the option of the Company, an amount of cash as set forth in Section 3, in either case, at the times and subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, Director will have no right to receive any Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.
(a)Except as otherwise set forth in this Section 2, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.  Unless and until the RSUs have vested in accordance with such vesting schedule, Director will have no right to receive any dividends or other distribution with respect to the RSUs. In the event of the termination of Director’s service relationship with the Company or an Affiliate prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
[________________].
3.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 60 days after such vesting date, the Company shall deliver to Director (or Director’s permitted transferee, if applicable) a number of shares of Stock equal to the number of RSUs subject to this Award that become vested on the applicable vesting date, including any RSUs received pursuant to Section 4, or, at the discretion of the Committee, an amount of cash equal to the product of (i) the Fair Market Value of one share of Stock on the day immediately preceding the applicable distribution or payment date and
Exhibit A-1

(ii) the number of shares of Stock subject to Director’s RSUs, including any RSUs received pursuant to Section 4. Any fractional RSU that becomes vested hereunder shall be rounded down at the time shares of Stock are issued in settlement of such RSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to Director pursuant to this Agreement. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to Director or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
4.Dividend Equivalent Rights. Each RSU subject to this Award is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the RSU to which it corresponds. Each Dividend Equivalent shall entitle Director to receive payments, subject to and in accordance with this Agreement, in an amount equal to any ordinary cash dividends paid by the Company in respect of the shares of Stock underlying the RSU to which such Dividend Equivalent relates. All such payments shall be credited to Director and be deemed to be reinvested in additional RSUs as of the date of payment of any such ordinary cash dividend based on the Fair Market Value of one share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.
5.Rights as Stockholder.  Neither Director nor any person claiming under or through Director shall have any of the rights or privileges of a holder of shares of Stock in respect of any shares that may become deliverable hereunder unless and until certificates representing such shares have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Director or any person claiming under or through Director.
6.Non-Transferability.  During the lifetime of Director, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to
Exhibit A-2

compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Legends. If a stock certificate is issued with respect to shares of Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to Director or Director’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require Director or Director’s legal representative, heir, legatee or distributee to execute a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.
10.No Right to Continued Service or Awards.
(a)For purposes of this Agreement, Director shall be considered to be providing services to the Company as long as Director remains a Director of the Company or any Affiliate, or a Director of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is specifically provided that Director shall be considered to have terminated his or her service relationship with the Company at the time of the termination of the “Affiliate” status of the entity or other organization to which Director provides services. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to
Exhibit A-3

the Grant Notice and this Agreement, shall confer upon Director the right to a continued service relationship with the Company or any such Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service relationship at any time.
(b)The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future plans will be at the sole discretion of the Company.
11.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if hand delivered to Director at Director’s principal residence or if sent by registered or certified mail to Director at the last address Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
12.Agreement to Furnish Information. Director agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
13.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Director Shares granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.
14.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
15.Successors and Assigns. The Company may assign any of its rights under this Agreement without Director’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Director and Director's beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
16.Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act
Exhibit A-4

of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
17.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
18.Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
19.Nonqualified Deferred Compensation Rules. None of the RSUs, Dividend Equivalents or any amounts payable pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to the Nonqualified Deferred Compensation Rules. Nevertheless, to the extent that the Committee determines that the RSUs or Dividend Equivalents may not be exempt from the Nonqualified Deferred Compensation Rules, then, if Director is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when Director becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following Director’s separation from service and (b) Director’s death. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Director on account of non-compliance with the Nonqualified Deferred Compensation Rules.
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Exhibit A-5